SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549



                             FORM 8-K
                          Current Report



                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934




          Date of Report:          June 7, 1999
                            -------------------------------------
                              (Date of earliest event reported)



                   MARQUEE ENTERTAINMENT, INC.
-----------------------------------------------------------------
       Exact name of registrant as specified in its charter



       Nevada                   0-15413            95-3480640
--------------------------- ------------------- -----------------
State of other jurisdiction Commission File No. I.R.S. Employer
   of incorporation or                               ID No.
      organization


6404 Wilshire Boulevard, Suite 550, Los Angeles, California 90048
-----------------------------------------------------------------
             (Address of principal executive offices)


Registrant's telephone number, including area code:(323) 782-0090
                                                   --------------

                                N/A
-----------------------------------------------------------------
   (Former name or former address if changed since last report)







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
Item 6.  OTHER EVENTS

         Pursuant to a Securities Exchange Agreement dated as of June 7, 1999 (the "Securities Exchange Agreement"), Marquee Entertainment, Inc. (the "Registrant"), agreed to acquire 100% of the issued and outstanding common stock of Progressive Telecommunications Corporation ("Progressive") from the shareholders of Progressive, in exchange for an aggregate of 45,000,000 common shares and common share equivalents of the Registrant.

         The closing of the transaction is conditioned upon, among other things, an audit of the financial statements of Progressive and its subsidiaries. The Agreement also provides for the Registrant to amend its certificate of incorporation to change its name to Progressive Telecommunications, authorize a 1 for 5 reverse stock split and decrease its par value from $.04 to $.001.

         The transaction will be two-tiered, with shareholders owning in excess of 80% of Progressive exchanging their shares for the Registrant's shares at the first closing. Thereafter the Registrant will file a registration statement under the Securities Act of 1933 and Proxy Statement to offer the remaining shareholders of Progressive and its majority owned subsidiary, CCC Communications Corp., shares of the combined entity's stock in a statutory consolidation in the same exchange ratio as was provided for the shareholders owning 80% of Progressive.

         The description contained herein of the transaction is qualified in its entirety by reference to the Securities Exchange
Agreement, dated as of June 7, 1999, and the Press Release dated
June 9, 1999, which are attached as Exhibits 2.1 and 99.1, respectively.

         Effective with the closing of the acquisition, Harold Brown, the Registrant's President, CEO and Chairman, will resign as an officer and director. In addition, Mr. Brown will forgive his unpaid salary (approximately $400,000 as of March 31, 1999) through the date of closing and agree to the cancellation of his employment contract in exchange for the Registrant's film library. Mr. Brown has also agreed to convert his 8% Convertible Debenture in the amount of $301,638 (as of March 31, 1999) into 1,206,552 shares of the Registrant's common stock.









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
Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

         (a)  Financial Statements

              None.

         (b)  Pro Forma Financial Information

              None.

         (c)  Exhibits

              The following Exhibits are filed with this form 8-K

              2.1   Securities Exchange Agreement dated as of
                    June 7, 1999 between Marquee Entertainment,
                    Inc. and the Shareholders of Progressive
                    Telecommunications Corporation.

              99.1 Marquee Entertainment, Inc. Press Release dated June 9, 1999.

         Pursuant to the requirements of the Securities Exchange
Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MARQUEE ENTERTAINMENT, INC.



                                 By: /s/ Harold Brown
                                    -----------------------------
                                    Harold Brown, President


Dated: June 16, 1999
















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


























                           EXHIBIT 2.1
                           -----------

                  SECURITIES EXCHANGE AGREEMENT


     SECURITIES EXCHANGE AGREEMENT ("this Agreement") dated as of June 7, 1999 by and between MARQUEE ENTERTAINMENT, INC., a Nevada corporation ("Marquee"), and the individuals whose names appear on the signature page hereof, each being a shareholder (the "Shareholders") of PROGRESSIVE TELECOMMUNICATIONS CORPORATION, a Florida corporation ("Progressive").


                      W I T N E S S E T H:


     WHEREAS, as of June 7, 1999 there are 5,888,273 outstanding shares of the common stock, $.01 par value of Progressive (the "Progressive Stock") of which 4,933,973 are owned beneficially and of record, by the Shareholders who together own more than 80% of the issued and outstanding shares of Progressive Stock, each owning the number of shares set forth opposite their respective names on the signature page hereof.

     WHEREAS, as of June 7, 1999 Progressive has outstanding convertible instruments, rights, warrants, options and agreements to issue approximately 1,500,000 additional shares of its Common Stock which will be factored into the exchange ratio described in
Section 1.2(a) below.

     WHEREAS, Marquee proposes to exchange all of the outstanding shares of Progressive in exchange for the issuance of an aggregate of 9,000,000 post-split shares (described below) of Marquee's common stock ("Marquee Stock"), representing 90% of the post-closing, post-split issued and outstanding Marquee Stock at a closing provided for in Section 4.3 of this Agreement.

     WHEREAS, the Board of Directors of Marquee and Progressive have determined that it is desirable to effect a plan of reorganization meeting the requirement of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended and the parties intend that the issuance of the Marquee Stock and exchange for the Progressive Stock shall qualify as a "tax free" reorganization as contemplated by the provisions of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:






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
                            ARTICLE 1

                 ISSUANCE AND EXCHANGE OF SHARES
                 -------------------------------

     1.1 Issuance and Exchange. At Closing to be held in accordance with the provisions of Article 2 below and subject to the terms and agreements set forth herein, Marquee agrees to issue each of the Shareholders who agree to, severally and jointly, to exchange the number of authorized and newly issued shares of Marquee Stock determined as provided in Section 1.2 below for each share of Progressive Stock owned by them. In consideration for the shares of Marquee Stock to be exchanged, the Shareholders each shall deliver to Marquee stock certificates evidencing their ownership of Progressive, together with duly executed stock powers to effectuate the transfer.

     1.2  Exchange Ratio.

     (a) At Closing, subject to the reverse stock split discussed in Section 4.3 below, Marquee shall exchange
          6.17427 pre-split shares of Marquee Stock (including securities convertible into shares of Marquee Stock) for each share of Progressive Stock in accordance with the distribution shown on the signature page hereof and as full consideration for the Progressive Stock.

     (b) No fractional shares of Marquee's Common Stock will be issued to any Shareholder. Accordingly, Shareholders who would otherwise be entitled to receive fractional shares of Marquee's Stock will, upon surrender of their certificate representing the fractional shares of Progressive Stock, receive a full share if the fractional share exceeds fifty percent (50%) and if the fractional share is less than fifty percent (50%) the fractional share shall be canceled.

     (c) An aggregate of 9,000,000 post-split shares of Marquee Stock shall be exchanged by and issued to the Progressive Shareholders. The issuance however, will be in two stages, at the first closing the Progressive Shareholders will deliver a minimum of 80% of the issued and outstanding shares of Progressive Stock. Thereafter the combined entity will file a Registration Statement for the purposes of making a tender offer for the remaining outstanding shares of Progressive Telecommunications Corporation and CCC Communications Corporation as identified on Exhibit 1.2(c). Except with respect to the 1,500,000 shares of Progressive to be issued as described in the second recital paragraph of this Agreement, Progressive will not issue any


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
          additional shares of its Common Stock for a consideration of less than $2.25 per share. If
          Progressive issues shares for consideration of not less than $2.25 per share, Marquee will issue additional shares of its Common Stock on the same exchange ratio as set forth in Section 1.2(a).



                            ARTICLE 2

                             CLOSING
                             -------

     2.  Closing.

     The consummation of the exchange by the Shareholders (the Closing") shall occur at the offices of Progressive Telecommunications Corp., 601 Cleveland Street, Suite 930, Clearwater, Florida 33755, on the 30th day of June, 1999, or at such other place and/or on such other time and date as the parties may agree upon (the "Closing Date"). If the Closing fails to occur by June 30, 1999, or by such later date to which the Closing may be extended as provided hereinabove, this Agreement shall automatically terminate, all parties shall pay their own expenses incurred in connection herewith, and no party hereto shall have any further obligations hereunder; provided, however, that no such termination shall constitute a waiver by any party or parties which is/are not in default of any of its or their respective representations, warranties or covenants if any other party or parties is in default of any of its or their respective representations, warranties or covenants under this Agreement. At the Closing, as conditions thereto:

     2.1  Deliveries by Marquee.

     Marquee shall deliver, or cause to be delivered to the
Shareholders:

(a) As soon after the Closing as is feasiblely possible and no later than July 7, 1999, certificates for the shares of Marquee Stock being exchanged for their respective accounts, in form and substance reasonably satisfactory to the Shareholders and their counsel;

(b) The certificates, resolutions, opinions and resignations specified in Article 6 below;

(c)  All of the books and records of Marquee.




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
     2.2  Shareholders' Deliveries.

     The Shareholders shall deliver to Marquee:

(a) A stock certificate or certificates evidencing the ownership of each Shareholder, of all shares of Progressive Stock currently owned by them, respectively, duly endorsed for transfer to Marquee; and

(b) The certificates representing the shares of each Shareholder listed on the signature page, specified in Article 5.


                            ARTICLE 3

                 REPRESENTATIONS OF SHAREHOLDERS
                 -------------------------------

     The Shareholders hereby represent and warrant to Marquee as follows (it being acknowledged that Marquee is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by their signature set forth on the signature page, constitutes a condition precedent to the obligations of Marquee hereunder):

     3.1 Ownership of Stock. The Shareholders are the lawful owners of the shares of Progressive Stock to be transferred to Marquee free and clear of all preemptive or similar rights, liens, encumbrances, restrictions and claims of every kind, except those listed on Schedule 3.1 hereto and the delivery to Marquee of the Progressive Stock pursuant to the provisions of this Agreement will transfer to Marquee valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. All of the shares of Progressive Stock to be exchanged herein have been duly authorized and validly issued and are fully paid and nonassessable.

     3.2 Authority to Execute and Perform Agreement; No Breach. Each Shareholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to sell, assign, transfer and convey the Progressive Stock and to perform fully their respective obligations hereunder. This Agreement has been duly executed and delivered by each Shareholder and, assuming due execution and delivery by, and enforceability against, Marquee, constitutes the valid and binding obligation of each Shareholder enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by the Shareholders or in connection with the execution and delivery by the Shareholders of this Agreement and consummation and performance by them of the transactions contemplated hereby, other than as set forth on Schedule 3.2.

     The execution, delivery and performance of this Agreement by each Shareholder and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by each Shareholder will not:

     (a) violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both would constitute) a default under, any contract, lease, agreement or other instrument or obligation to which a Shareholder is a party or by or to which any of the properties and assets of any of the Shareholders may be bound or subject;

     (b) violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which a Shareholder or the securities, assets, properties or business of any of them is bound; or

     (c)  violate any statute, law or regulation.

     3.3 Existence and Good Standing. Progressive is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Progressive has the power to own or lease its properties and assets and to carry on its business as now being conducted. Progressive is duly qualified to do business and is in good standing in the jurisdiction set forth on Schedule 3.3, which are the only jurisdictions in which the character or location of the properties owned or leased by Progressive or the nature of the business conducted by Progressive makes such qualification necessary.

     3.4 Capital Stock. Progressive has an authorized capitalization consisting of 9,100,000 shares of Common Stock, of which 5,888,273 shares are issued and outstanding and no shares of Common Stock are held in Progressive's treasury and 900,000 shares of Preferred Stock of which no shares are issued and outstanding and no shares of Preferred Stock are held in Progressive's treasury. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth as Schedule 3.4 attached hereto, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares of the capital stock of Progressive, other than the exchange of the Progressive Shares as contemplated by this Agreement.

     3.5 Financial Statements and No Material Changes. Annexed hereto as Schedule 3.5 are: (i) the unaudited balance sheets of Progressive and its members as of December 31, 1998; (the
"December Balance Sheet" and sometimes referred to as "Financial
Statements").

     The Financial Statements were carefully prepared from the books and records of Progressive, and although the Financial Statements are not audited and do not contain the footnotes which would be required in audited financial statements, present fairly, subject to the final audit being completed, the financial position, assets and liabilities of Progressive and the results of its operations, for the respective periods indicated and reflect all necessary accruals, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis. The Financial Statements contain all adjustments (consisting of only normal recurring accruals) required to be made by GAAP, subject to normal year-end adjustments.

     Since December 31, 1998 (the "December Balance Sheet Date") there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Progressive whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Progressive and to the best knowledge, information and belief of Progressive, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

     3.6 Books and Records. The minute books of Progressive, all the contents of which have been previously made available to Marquee and their representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the shareholders and Board of Directors of Progressive. Except as set forth on Schedule 3.6 attached hereto, Progressive does not have any of its respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Progressive.

     3.7  Title to Properties; Encumbrances.

     (a) Except as set forth on Schedule 3.7 attached hereto, Progressive has good, valid and marketable title to (a) all of its properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the balance sheet included as part of the August Financial Statements, except as indicated in the Schedules hereto; and (b) all of the properties and assets purchased by Progressive since the December Balance Sheet Date all of which purchases as of a date not more than two days prior to the date of this Agreement, have been set forth on Schedule 3.7 attached hereto; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in the balance sheet, included as part of the December Financial Statements;
          (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by Progressive in the operation of its business; (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent; and (iv) liens described on Schedule
          3.7 attached hereto (liens of the type described in clause (i), (ii) and (iii) above are hereinafter sometimes referred to as "Permitted Liens").

     (b) The rights, properties and other assets presently owned, leased or licensed, by Progressive reflected on the balance sheet included in the December Financial Statements or acquired since the December Balance Sheet Date include all rights, properties and other assets necessary to permit Progressive to conduct its business in the same manner as its business has heretofore been conducted. All such properties and assets owned or leased by Progressive are in satisfactory condition and repair, other than ordinary wear and tear.

     No structure or improvement on the real property leased by Progressive, whether now existing or intended to be constructed pursuant to existing plans and specifications, violates, or if completed would violate, any applicable zoning or building regulations or ordinances or similar federal, state or municipal law.

     3.8 Leases. Schedule 3.8 attached hereto, contains an accurate and complete list and description of the terms of all leases to which either Progressive or any of its subsidiaries is a party (as lessee or lessor). Each lease set forth on Schedule
3.8 (or required to be set forth on Schedule 3.8) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. Neither Progressive nor any of its subsidiaries has violated any of the terms or conditions under any such lease in any material respect, and, to the best knowledge, information and belief of Progressive, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by Progressive or any of its subsidiaries in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

     3.9  Material Contracts.  Except as set forth on Schedule
3.9 attached hereto, neither Progressive or its subsidiaries has nor is  bound by:

     (a) any agreement, contract or commitment relating to the employment of any person by Progressive or its subsidiaries, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

     (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

     (c) any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a "Person") or any agreement, contract or commitment relating to the making of any such loan, advance or investment;


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
     (d) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

     (e) any management service, consulting or any other similar type contract;

     (f) any agreement, contract or commitment limiting the freedom of Progressive or any subsidiary to engage in any line of business or to compete with any Person;

     (g) any agreement, contract or commitment not entered into in the ordinary course of business which involves
          $250,000 or more and is not cancelable without penalty or premium within 30 days; or

     (h) any agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of Progressive or any subsidiary; or

     (i) any agreement, contract or commitment not reflected in the Financial Statement under which Progressive or any subsidiary is obligated to make cash payments of, or deliver products or render services with a value greater than $100,000 individually or $300,000 in the aggregate, or receive cash payments of, or receive products or services with a value greater than $100,000 individually or $300,000 in the aggregate, and any other agreement, contract or commitment which is material to the conduct of the business of Progressive.

     Each contract or agreement set forth on Schedule 3.9 (or not required to be set forth on Schedule 3.9) is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. Neither Progressive or any subsidiary has violated any of the terms or conditions of any contract or agreement set forth on
Schedule 3.9 (or not required to be set forth on Schedule 3.9) in any material respect, and, to the best knowledge, information and belief of Progressive, all of the covenants to be performed by any other party thereto have been fully performed. Except as set forth on Schedule 3.9, the consummation of the transactions contemplated hereby does not constitute an event of default (or an event, which with notice or the lapse of time or both would constitute a default) under any such contract or agreement.

     3.10 Restrictive Documents. Other than telecommunications licenses except as set forth on Schedule 3.10 attached hereto, neither Progressive or any subsidiary, nor Shareholder is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which could materially adversely affect the business practices, operations or condition of Progressive or any of its assets or property ("Progressive's Property", which for the purposes of this Agreement includes the assets and property of all of Progressive's subsidiaries), or which would prevent consummation of the transactions contemplated by this Agreement, compliance by the Shareholders with the terms, conditions and provisions hereof or the continued operation of "Progressive's Business" (which for the purpose of this Agreement includes the business of CCC Communications) after the date hereof or the Closing Date (as hereinafter defined) on substantially the same basis as heretofore operated or which would restrict the ability of Progressive to conduct business in any area.

     3.11 Litigation. Except as set forth on Schedule 3.11 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of the Shareholders any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of Progressive or any subsidiary, threatened, against or affecting Progressive or any subsidiary, or any of their respective properties or rights, or against the Shareholders, or any officer, director or employee of a Shareholder other than such items which are insignificant and immaterial and which do not adversely affect (i) the right or ability of Progressive's Business to carry on business as now conducted; (ii) the condition, whether financial or otherwise, or properties of Progressive; or (iii) the consummation of the transactions contemplated hereby and the Shareholders do not know of any valid basis for any such action, proceeding or investigation. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by which either the Shareholders or Progressive, or any officer, director or employee of Progressive, or the securities, assets, properties or business of any of them is bound, other than any such items which are insignificant and immaterial and which do not and will not adversely affect (i) the right of Progressive to carry on its business as now conducted and as proposed to be conducted by Marquee after the consummation of the transactions contemplated by this Agreement; (ii) the condition, whether financial or otherwise, or properties of Progressive; or (iii) the consummation of the transactions contemplated hereby.

     3.12 Taxes. Except as set forth on Schedule 3.12, Progressive and every member of the consolidated group of which Progressive is a part has filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, Progressive. Such returns and reports reflect accurately all liability for taxes of Progressive for the periods covered thereby. Except as set forth on Schedule 3.12, all federal, state, local and foreign income, profits, franchise, employment, sales, use, occupancy, excise and other taxes and assessments, stock and transfer taxes (including interest and penalties) payable by, or due from, Progressive and any member of the consolidated group of which Progressive is a part, have been fully paid and fully provided for in the books and financial statements of Progressive. No examination of any tax return of Progressive or any member of a consolidated group of which Progressive is a part, is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Progressive.
Schedule 3.12 attached hereto lists all tax sharing contracts, agreements or arrangements to which Progressive is a party and all such contracts, agreements and arrangements have been terminated prior to the Closing Date with no liability or obligation to Progressive.

     3.13 Liabilities. Except as set forth on Schedule 3.13, Progressive on a consolidated basis has no outstanding claims, liabilities or indebtedness, contingent or otherwise, which are not properly reflected in the Financial Statements in a manner consistently with past practice, other than liabilities incurred subsequent to the December Balance Sheet Date in the ordinary course of business not exceeding $250,000 individually or $500,000 in the aggregate; the reserves reflected in the Financial Statements are adequate, appropriate and reasonable. Progressive is not in default in respect of the terms or conditions of any indebtedness.

     3.14 Insurance. Set forth on Schedule 3.14, attached hereto, is a brief description of insurance policies (specifying the insurer, the policy number or coverage note number with respect to binders and the amount of any deductible, describing the pending claims if such claims exceed the applicable policy limits, setting forth the aggregate amount paid out by the insurer under each policy from December 31, 1998, through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) which Progressive and any member of its consolidated group maintain with respect to its business, properties or employees. Such policies are valid, binding and enforceable in accordance with their terms and are in full force and effect and are free from any right of termination on the part



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
of the insurance carriers. Such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which Progressive and any member of its consolidated group and their respective property and assets are normally exposed in the operation of their businesses. Neither Progressive nor any member of its consolidated group is in default with respect to any material provision in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, and neither Progressive nor any member of its consolidated group has received any notice of cancellation or non-renewal with respect to any such policy or binder. Except for claims set forth on Schedule 3.14, there are no outstanding unpaid claims under any such policy or binder which have gone unpaid for more than 45 days or as to which the carrier has disclaimed liability.

     3.15 Intellectual Properties. The operation of the business of Progressive or any member of its consolidated group requires no rights under Intellectual Property (as hereinafter defined) other than rights under Intellectual Property listed on
Schedule 3.15 attached hereto, and rights granted to Progressive or any member of its consolidated group pursuant to agreements listed on Schedule 3.15. Within the three year period immediately prior to the date of this Agreement, neither the business of Progressive or any member of its consolidated group made use of Intellectual Property rights other than rights under Intellectual Property listed on Schedule 3.15 and rights granted to Progressive or any member of its consolidated group pursuant to agreements listed on Schedule 3.15. Except as otherwise set forth on Schedule 3.15, either Progressive or any member of its consolidated group owns all right, title and interest in the Intellectual Property listed on Schedule 3.15 including, without limitation, exclusive rights to use and license the same. Each item of Intellectual Property listed on Schedule 3.15 has been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency, to the extent required, and each such registration, filing and issuance remains in full force and effect. Except as set forth on Schedule 3.15, no claim adverse to the interests of Progressive or any member of its consolidated group in the Intellectual Property or agreements listed on Schedule 3.15 has been made in litigation. To the best knowledge, information and belief of the Shareholders, no such claim has been threatened or asserted, no basis exists for any such claim, and no Person has infringed or otherwise violated the rights of Progressive or any member of its consolidated group in any of the Intellectual Property or agreements listed on Schedule
3.15. Except as set forth on Schedule 3.15, no litigation is pending wherein Progressive or any member of its consolidated group is accused of infringing or otherwise violating the Intellectual Property right of another, or of breaching a contract conveying rights under Intellectual Property. To the best knowledge, information and belief of the Shareholders, no such claim has been asserted or threatened against Progressive or any member of its consolidated group, nor are there any facts that would give rise to such a claim. For purposes of this
Section 3.15, "Intellectual Property" means domestic and foreign patents, patent applications, registered and unregistered trade marks and service marks, trade names, registered and unregistered copyrights, computer programs, data bases, trade secrets and proprietary information. Shareholders will transfer any Intellectual Property owned by it and used in Progressive or any member of its consolidated group's Business to Marquee.

     3.16 Compliance with Laws. Neither Progressive nor any member of its consolidated group, nor to the knowledge of Progressive, the Shareholders, any officer, director or employee of Progressive or any member of its consolidated group is in violation of any applicable order, judgment, injunction, award or decree, related to, arising out of or affecting the business or operations of Progressive or any member of its consolidated group or their respective properties or assets. Neither the Shareholders, Progressive nor any member of its consolidated group, nor to the knowledge of Progressive, any officer, director or employee of either Progressive or any member of its consolidated group is in violation of any federal, state, local or foreign law, ordinance, regulation or any other requirement of any governmental or regulatory body, court or arbitrator (including, without limitation, laws relating to the environment and OSHA and the Americans with Disabilities Act) other than insignificant or immaterial violations which do not and will not adversely affect (i) Progressive's Business or Property; (ii) the business proposed to be conducted by Marquee after the consummation of the transactions contemplated by this Agreement; or (iii) the consummation of the transactions contemplated by this Agreement. Each permit, license, order or approval of any governmental or regulatory body or other applicable authority ("Permits") that is material to the conduct of Progressive's Business is in full force and effect, no violations are or have been recorded in respect of any permit and no proceeding is pending or, to the knowledge of the Shareholders or Progressive, threatened, to revoke or limit any Permit, which revocation or limitation could have an adverse effect on Progressive's Business or Property or the business to be conducted by Marquee after the consummation of the transactions contemplated by this Agreement.
Schedule 3.16 contains a list of all Permits. Except as set forth on Schedule 3.16, no approval or consent of any person is needed in order that the Permits continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

     3.17  Employment Relations.

     (a) Progressive and each member of its consolidated group is in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice;

     (b) no unfair labor practice complaint against Progressive or any member of its consolidated group is currently pending before the National Labor Relations Board nor has such a complaint been pending in the last two years;

     (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving
          Progressive or any member of its consolidated group nor has one existed during the last two years;

     (d) no representation question exists respecting the employees of Progressive or any member of its consolidated group;

     (e) no grievance which might have an adverse effect upon Progressive or any member of its consolidated group or the conduct of Progressive's Business exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefore has been asserted;

     (f) Neither Progressive nor any member of its consolidated group is a party to, nor does there otherwise exist, any union, collective bargaining agreement or similar agreement with respect to the employees of Progressive or any member of its consolidated group and no collective bargaining agreement or similar agreement is currently being negotiated by Progressive or any member of its consolidated group; and

     (g) Neither Progressive nor any member of its consolidated group has experienced any labor difficulty during the last two years. There has not been, and to the best knowledge, information and belief of the Shareholders there will not be, any adverse change in relations with employees of Progressive or any member of its consolidated group as a result of any announcement of the transactions contemplated by this Agreement.

     3.18  Employee Benefit Plans.

     (a) Schedule 3.18 contains a complete list, as of March 31, 1999, of all employees, including their names, birth dates, job titles, base salaries and dates of hire. Schedule 3.18 contains a true and complete list and accurate description of each employee welfare benefit plan (an "Employee Welfare Plan"), as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained currently or at any time by Progressive or any other organization which as of the Closing Date is a member of a controlled group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, (the "Code"), of which Progressive is a member (an "ERISA Affiliate"), or to which Progressive or any ERISA Affiliate contributes or is required to contribute or contributed or was required to contribute at any time.
          Schedule 3.18 contains a true and complete list and accurate description of each employee pension benefit plan, as defined in Section 3(2) of ERISA (an "Employee Pension Plan"), maintained currently or at any time by Progressive or any ERISA affiliate or to which Progressive or any ERISA Affiliate contributes or is required to contribute or contributed or was required to contribute at any time. The Employee Welfare Plans, the Employee Pension Plans and the other plans listed on Schedule 3.18 are collectively referred to herein as the "Plans." Neither Progressive nor any ERISA Affiliate has maintained at any time, nor does it contribute to or has it contributed to or is or was required to contribute to: (i) any multi-employer plan (as defined in Section 3(37) of ERISA); or (ii) any funded or unfunded medical, health or life insurance plans or arrangements for current or future retirees or terminated employees.

     (b) With respect to each current Plan, Marquee has been provided heretofore with true and complete copies of:
          (i) all Plan documents and all documents or instruments establishing or constituting any related trust, annuity contract or other funding instrument, and any amendments thereto; (ii) the most recent determination letter received from the IRS; (iii) the most recent financial statement; (iv) the most recent IRS Form 5500; and (v) written descriptions of all non-written agreements relating to the Plans. All current Plans, all Plan documents and all documents or instruments establishing or constituting any related trust, annuity contract or other funding instrument, and any amendments thereto, comply in all material respects with the provisions of ERISA and the Code and applicable laws, rules and regulations. All necessary governmental approvals for all current Plans have been obtained and favorable determinations as to the qualification under the Code of each of the current Plans, and for any Code Section 501(c)(9) trust maintained in connection with any current Employee Welfare Plan, and each amendment thereto, have been made by the IRS, or have been applied for and no event has occurred and no facts or circumstances exist that may cause the loss of any such qualification or may cause any such application to be denied.

     (c) Except as set forth on Schedule 3.18, the administration of all Plans has been consistent with, and in compliance in all material respects with, applicable requirements of the Code and ERISA, including, without limitation, compliance on a timely basis with all requirements for reporting, disclosure and requirements for the continuation of group health insurance. Neither Progressive, any ERISA Affiliate nor any Plan fiduciary (as defined in Section 3(21) of ERISA), with respect to any Plan, has engaged in any transaction or acted or failed to act in any manner that violates Section 404 or 406 of ERISA or engaged in any prohibited transaction (as defined in Section 4975(c)(1) of the Code) for which there exists neither a statutory nor regulatory exemption or for which an exemption has not been obtained. All obligations required to be performed by Progressive or any ERISA Affiliate under each Plan have been performed, and Progressive is not in violation of the terms of any Plan, nor does Progressive or the Shareholders have any knowledge of any existing violation by any other party of any term or requirement of or applicable to any current Plan. All contributions required by law to have been made under any Plan, or to any trusts or funds established thereunder or in connection therewith, have been made by the due dates thereof (including any valid extensions).

     (d) No claims, suits or other proceedings are pending or threatened, and no facts or circumstances exist that could provide a basis for any such claim, suit or other proceeding, by any of Progressive's or any ERISA Affiliate's current or former employees, any participant (as defined in Section 3(7) of ERISA) to any Plan maintained at any time by Progressive or any

          ERISA Affiliate to which Progressive contributes or has contributed or is or was required to contribute, any fiduciary of any Plan, any beneficiary (as defined in Section 3(8) of ERISA) of any such person or by any governmental body, agency or instrumentality thereof relating to or affecting any Plan, other than usual and ordinary claims for benefits by eligible persons. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute: (i) a termination of employment or other event entitling any person to any additional or other benefits, or that would otherwise modify any benefits or the vesting of any benefits, under any Plan maintained at any time by Progressive or any ERISA affiliate, or to which Progressive or any ERISA Affiliate contributes or has contributed or is or was required to contribute; or (ii) a violation of Section 404 or 406 of ERISA or a prohibited transaction (as defined in Section 4975(c)(1) of the Code) for which there exists neither a statutory nor regulatory exemption or for which an exemption has not been obtained.

     (e) Neither Progressive nor any ERISA Affiliate maintains any Plans that are subject to the requirements of
          Section 412 of the Code.

     3.19  Environmental Laws and Regulations.

     (a) Neither Progressive nor any member of its consolidated group has generated, transported or disposed of any hazardous material (defined below) during the past three years.

     (b) Neither Progressive nor any member of its consolidated group has Hazardous Materials at any site or facility owned or operated presently or at any previous time by Progressive or any member of its consolidated group.

     Progressive and its subsidiaries are in compliance in all material respects with all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge, or disposal of Hazardous Materials and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials. Neither Progressive nor any of its subsidiaries has been alleged to be in violation of, and has not been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or any time during the past three
years.   There are no facts or circumstances which Progressive or
the Shareholders reasonably expects could form the basis for the assertion of any Environmental Claim (as defined below) against Progressive or any member of its consolidated group relating to environmental matters including, but not limited to, any Environmental Claim arising from past or present environmental practices asserted under CERCLA (as defined below) and RCRA (as defined below), or any other federal, state or local environmental statute, which Progressive or the Shareholders believes might have an adverse effect on the business, results of operations, financial condition or prospects of Progressive and its subsidiaries taken as a whole.

     For purposes of this Section 3.19, the following terms shall have the following meanings: (A) "Hazardous Materials" shall mean materials defined as "hazardous substances", "hazardous wastes" or "solid wastes" in (i) the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601--5657, and any amendments thereto ("CERCLA"); (ii) the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901-6987 and any amendments thereto ("RCRA"); and (iii) any similar federal, state or local environmental statute; and (B) "Environmental
Claim" shall mean any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expenses incurred, assessed or sustained by or against Progressive.

     3.20 Interests in Clients, Suppliers, Etc. At closing and in accordance with the respective employment agreement, except as set forth on Schedule 3.20 attached hereto, as of the date of closing no officer or director of Progressive or any member of its consolidated group possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation, firm, association or business organization which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of Progressive. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934, as amended, not in excess of 1% of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 3.20.

     3.21 Bank Accounts, Powers of Attorney and Compensation of Employees. Set forth on Schedule 3.21 attached hereto is an accurate and complete list showing (a) the name and address of each bank in which Progressive or any member of its consolidated group has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto; (b) the names of all persons, if any, holding powers of attorney from Progressive or any member of its consolidated group and a summary statement of the terms thereof; and (c) the names and current salaries, including bonus and fringe benefits (other than those described on Schedule 3.18 hereto) of all officers and of all persons whose compensation from Progressive or any member of its consolidated group for the calendar year to date ended on the December Balance Sheet Date exceeded an annualized rate of $500,000, together with a statement of the full amount paid or payable to each such person for services rendered during such fiscal year.

     3.22 No Changes Since December Balance Sheet Date. Since the December Balance Sheet Date, Progressive has not on a consolidated basis:

     (a) except for the CCC merger agreement and its subsequent amendment, incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except liabilities and obligations in the ordinary course of business and consistent with past practice, resulting in an increase for the liabilities shown on the December Balance Sheet of more than $500,000 in the aggregate;

     (b) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted
          Liens);

     (c) sold, transferred or otherwise disposed of any assets except inventory sold in the ordinary course of business and consistent with past practice;

     (d) with the exception of new carrier commitments and agreements needed in the ordinary course of business, made any single capital expenditure or commitment therefore, in excess of $200,000 or made aggregate capital expenditures and commitments therefore in excess of $500,000;

     (e) except as set forth on Schedule 3.22(e), declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

     (f) except as set forth on Schedule 3.22(f), made any bonus or profit sharing distribution or payment of any kind;

     (g) increased its indebtedness for borrowed money, or made any loan to any Person;

     (h) written off as uncollectible any notes or accounts receivable, except immaterial write-downs or write-offs in the ordinary course of business and consistent with past practice which do not exceed $250,000 in the aggregate charged to applicable reserves, and none of which individually or in the aggregate is material to Progressive on a consolidated basis;

     (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration or benefits of any executive employee or other employees or consultants, and no such increase is customary on a periodic basis or required by agreement or understanding except as set forth on Schedule 3.18 and 3.22;

     (j) canceled or waived any claims or rights of substantial value;

     (k) made any change in any method of accounting or auditing practice;

     (l) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business and consistent with past practices;

     (m) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected and reserved against in Progressive's December Balance Sheet Date Financial Statements or incurred in the ordinary course of business and consistent with past practice since the December Balance Sheet Date;

     (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible to, or entered into any agreement or arrangement of any kind with, any of its officers, directors or shareholders or any affiliate or associate of its officers, directors or shareholders, except compensation to officers at rates not exceeding the rate of compensation in effect as of the December Balance Sheet Date with the exception of the CCC Merger Agreement and its amendment;

     (o) suffered any material adverse changes in its working capital, financial condition, assets, liabilities
          (absolute, accrued, contingent or otherwise), reserves, business operations or prospects; or

     (p) agreed, whether or not in writing, to do any of the foregoing.

     3.23 Securities Matters. The Shareholders hereby represent, warrant and covenant to Marquee, as follows:

     (a)  The Shareholders have been advised that the Marquee
          Shares have not been registered under the Securities
          Act of 1933, as amended (the "Securities Act"), or any state securities act in reliance on exemptions therefrom.

     (b) The Marquee Shares are being acquired solely for the Shareholder's own account, for investment and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof, the Shareholder's have no present plans to enter into any such contract, undertaking, agreement or arrangement and the Shareholders further understands that the Marquee Shares, may only be resold pursuant to a registration statement under the Securities Act, or pursuant to some other available exemption;

     (c) The Shareholders acknowledge, in connection with the exchange of the Marquee Shares, that no representation has been made by representatives of Marquee regarding its business, assets or prospects other than that set forth herein and that it is relying upon the information set forth in the filings made by Marquee pursuant to Section 13 of the Securities Exchange Act of 1934, as amended and such other representations and warranties as set forth in this Agreement.

     (d) The Shareholders agree that the certificate or certificates representing the Marquee Shares will be inscribed with substantially the following legend:

"The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of Marquee's counsel that registration is not required under said Act."

     3.24 Certain Business Practices. No officer, director, shareholder, employee, agent or other representative of Progressive or any member of its consolidated group, or any person acting on behalf of Progressive, has directly or indirectly, within the past two years, given or agreed to give any illegal, unethical or improper gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder Progressive or any member of its consolidated group in connection with an actual or proposed transaction.

     3.25  Subsidiaries.  Except as set forth on Schedule 3.25,
Progressive has no subsidiaries or interest in any corporation, partnership, joint venture or other entity.

     3.26 Disclosure. To the best of Shareholder's knowledge and belief, neither this Agreement, nor the Financial Statements referred to in Section 3.5 hereof, any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Shareholders or by or on behalf of any of Progressive's directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Shareholders or Progressive which could materially and adversely affect the business, prospects or financial condition of Progressive or any member of its consolidated group or their respective properties or assets, which has not been set forth in this Agreement, the Financial Statements referred to in Section 3.5 hereof (including the footnotes thereto), any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Shareholder or by or on behalf of any of Progressive's directors or officers in connection with the transactions contemplated by this Agreement.

     3.27 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Shareholders or Progressive is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

     3.28 Copies of Documents. The Shareholders have caused to be made available for inspection and copying by Marquee and its advisers, true, complete and correct copies of all documents referred to in this Article 3 or in any Schedule attached hereto.

                            ARTICLE 4

                    REPRESENTATIONS OF MARQUEE
                    --------------------------


     Marquee represents, warrants and agrees as follows:

     4.1  Organization and Corporate Power.

     Marquee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon Marquee. Marquee has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. Marquee's Articles of Incorporation as amended to date, certified by the Secretary of State of Nevada, and the By-laws of Marquee as amended to date, certified by the President and the Secretary of Marquee, which have been delivered to the Shareholders prior to the execution hereof, are true and complete copies thereof as in effect as of the date hereof.

     4.2  Authorization.

     Marquee has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, and to exchange the Marquee Shares with the Shareholders, and to perform all of its obligations hereunder. This Agreement and all other agreements, documents and instruments to be executed in connection herewith have been effectively authorized by all necessary action, corporate or otherwise, on the part of Marquee, which authorizations remain in full force and effect, have been duly executed and delivered by Marquee, and no other corporate proceedings on the part of Marquee are required to authorize this Agreement and the transactions contemplated hereby, except as specifically set forth herein. This Agreement constitutes the legal, valid and binding obligation of Marquee and is enforceable with respect to Marquee in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws of court decisions relating to or affecting generally the enforcements of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor the consummation by Marquee of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach or, violation of, or default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of its charter documents) to which Marquee is a party or by which Marquee or any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or properties of Marquee. No authorization, consent or approval of any public body of authority or any third party is necessary for the consummation by Marquee of the transactions contemplated by this Agreement.

     4.3  Capitalization.

     The authorized capital stock of Marquee consists of 25,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the date of Closing there will be 4,545,220 shares of Marquee's Common Stock issued and outstanding after the taking into account of certain conversions of outstanding convertible debentures discussed in Section 5.11 below. No shares of Preferred Stock are now or will, at the time of closing be issued and outstanding. As of the date of Closing, the Board of Directors and a majority of shareholders of Marquee will have duly authorized an amendment of Marquee's Articles of Incorporation so as to approve a 1 for 5 reverse common stock split and maintain the number of authorized Common Shares at 25,000,000. Said amendment to the Articles of Incorporation will be duly and properly filed as soon after Closing as is feasibly possible. All of the outstanding shares of Marquee's Common Stock have been, all of Marquee's Common Stock to be issued and sold to each Shareholder pursuant to this Agreement, when issued and delivered as provided herein will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive or similar rights. Except as set forth on Schedule 4.3 there are no options, warrants, rights, agreements or commitments of any character obligating Marquee contingently or otherwise to issue any shares or to register any shares of its capital stock under any applicable federal or state securities laws.

     4.4  Financial Statements.

     (a) Marquee's financial statements contained in its Form 10-KSB filing for the fiscal year ended September 30, 1998, as amended, its Form 10-QSB filings for the periods ended December 31, 1998, and March 31, 1999, (collectively "Marquee's Financial Statements") are complete in material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. Marquee's Financial Statements accurately set out and describe the financial condition and operating results of Marquee as of the dates, and for the periods indicated therein, subject to normal year-end audit adjustments. Except as set forth in Marquee's Financial Statements, Marquee has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in Marquee's Financial Statements. Marquee maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     (b) The unaudited balance sheet of Marquee as of March 31, 1999 and related income statement for the six months ended March 31, 1999 (the "Marquee's Interim Financial Statements") are annexed hereto as Schedule 4.4. Marquee's Interim Financial Statements were carefully prepared from the books and records of Marquee, and although Marquee's Interim Financial Statements are not audited and do not contain the footnotes which would be required in audited financial statements, present fairly the financial position, assets and liabilities of Marquee and the results of its operations, for the respective periods indicated and reflect all necessary accruals, all in conformity with GAAP applied on a consistent basis. The Financial Statements contain all adjustments (consisting of only normal recurring accruals) required to be made by GAAP, subject to normal year-end adjustments.

     (c) Except as set forth in Schedule 4.4, since March 31, 1999 there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Marquee whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Marquee and to the best knowledge, information and belief of Marquee, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

     4.5  Subsidiaries.

     Marquee has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except set forth in Schedule 4.5.

     4.6  Absence of Undisclosed Liabilities.

     Except as and to the extent reflected or reserved against in the most recent balance sheet included in the Company's Financial Statements, Marquee has no liability(s) or obligation(s) (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, properties, condition (financial or otherwise) or prospects of Marquee. Except as disclosed on
Schedule 4.6 hereto, there are no material changes in the business of Marquee.


     4.7  No Pending Material Litigation or Proceedings.

     Except as set forth on Schedule 4.7, there are no actions, suits or proceedings pending or, to the best of Marquee's knowledge, threatened against or affecting Marquee (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors of Marquee in connection with the business, operations or affairs of Marquee, which might result in any adverse change in the business, properties or assets, or in the condition (financial or otherwise) of Marquee, or which might prevent the sale of the transactions contemplated by this Agreement. Marquee is not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

     4.8  Disclosure.

     Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to the Shareholders by Marquee in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

     4.9  Tax Returns and Payments.

     All tax returns and reports, including, without limitation, all foreign returns and reports, of Marquee required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges heretofore levied upon any properties, assets, income or franchises of Marquee which are due and payable have been paid, except as otherwise reflected in the Financial Statements. No extension of time for the assessment of deficiencies in any federal or state tax has been requested of or granted by Marquee.

     4.10  Compliance with Law and Government Regulations.

     Marquee is in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, imposed by the United States of America, any state, county, municipality or agency of any thereof, and any foreign country or government to which Marquee is subject. Without limiting the generality of the foregoing, Marquee has filed all reports and statements required to be filed pursuant to the Securities Act of 1933 (the "1933 Act") and Securities Exchange Act of 1934 (the "1934 Act") including all periodic reports required under the Section 13 or 15 of the Exchange Act and Form SR reports under Rule 463 of the Securities Act of 1933. Each of such reports was complete, did not contain any material misstatement of or omit to state any material fact.

     4.11 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Marquee is, or will be, entitled to any commission or broker's or finder's fees from Progressive or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.


                            ARTICLE 5

               CONDITIONS TO MARQUEE'S OBLIGATIONS
               -----------------------------------

     The exchange of the Progressive Shares by Marquee on the Closing Date is conditioned upon satisfaction, on or prior to such date, of the following conditions:

     5.1 Opinion of Progressive's Counsel. Progressive shall have furnished Marquee with a favorable opinion, dated the Closing Date, of Progressive's counsel, in form and substance satisfactory to Marquee and their counsel, to the effect set forth in Exhibit 1 attached hereto.

     5.2  Good Standing and Other Certificates.   Progressive and
each member of its consolidated group, as the case may be, shall have delivered to Marquee:

     (a) copies of certificates of incorporation, all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

     (b) a certificate from the Secretary of State or other appropriate official of their respective jurisdictions of incorporation to the effect that Progressive and each member of its consolidated group are in good standing or subsisting in such jurisdiction and listing all charter documents including all amendments thereto, on file;

     (c) a copy of the By-Laws each of Progressive and each member of its consolidated group, certified by the respective Secretary of each entity as being true and correct and in effect on the Closing Date.

     (d) a resolution of Progressive's Board of Directors certified by their respective Secretary approving the transactions contemplated hereby and authorizing the President and Secretary of each entity to execute this Agreement and all documents necessary to consummate the sale of the Shares.

     5.3 Officer Certificate. Progressive shall deliver a certificate of its President stating the following:

     (a) Certain Agreements. Except as listed on Schedule 3.9 hereto there are no management or consulting agreements with any third parties to provide these services to Progressive or any member of its consolidated group.

     (b) No Material Adverse Change. Prior to the Closing Date, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of Progressive or any member of its consolidated group, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise.

     (c) Truth of Representations and Warranties. The representations and warranties of Progressive contained in this Agreement or in any Schedule attached hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

     (d) Performance of Agreements. All of the agreements of each of Progressive or any member of its consolidated group to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed.

     (e) No Litigation Threatened. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

     5.4 Chief Financial Officer's Letter. Marquee shall have received a letter, dated the Closing Date, from Progressive's Chief Financial Officer, in form and substance satisfactory to them, to the effect set forth in Exhibit 2 attached hereto.

     5.5 Governmental Approvals. Except with respect to telecommunications licenses, all governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

     5.6 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Marquee and their counsel, and Marquee shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     5.7 Audited Financial Statements. The completion and delivery of Progressive's consolidated financial statements together with an unqualified auditors report (except as to going concern).

     5.8  Forgiveness of Smith Indebtedness.  The estate of Ralph
Smith shall have waived all right, title and interest for the indebtedness due by Marquee to Mr. Smith for unpaid salary
($255,634.33) through July 29, 1998.

     5.9 Forgiveness of Brown Indebtedness and Cancellation of Employment Agreement. Marquee's Board of Directors shall have approved the sale of the Company's film library to Mr. Harold Brown in exchange for forgiveness of Mr. Brown's unpaid salary through the date of closing and the cancellation of Mr. Brown's employment contract.

     5.10 Lock-Up Agreement and Issuance of Warrants. Marquee shall have received a one-year lock-up agreement to the effect as set forth in Exhibit 3 attached hereto. In connection therewith, Marquee shall have issued Harold Brown 100,000 two-year warrants exercisable at $2.50 per share. The warrants shall contain piggy-back registration rights and standard anti-dilution provisions.

     5.11 Conversion of Outstanding Convertible Debentures. Marquee shall have caused the conversion of an aggregate of $555,856.72 of outstanding 8% Convertible Debentures into an aggregate of pre-split 2,223,427 shares of Marquee's Common Stock.

     5.12 Closing. The transactions contemplated by this Agreement shall have been consummated by June 30, 1999.


                            ARTICLE 6

                 CONDITIONS TO THE OBLIGATIONS OF
                 THE SHAREHOLDERS AND PROGRESSIVE
                 --------------------------------

     The obligations of the Shareholders and Progressive on the Closing Date are conditioned upon satisfaction, on or prior to such date, of the following conditions:

     6.1 Opinion of Marquee's Counsel. Marquee shall have furnished the Shareholders and Progressive with an opinion, dated the Closing Date, of Sommer & Schneider LLP; to the effect set forth in Exhibit 4 attached hereto.

     6.2 Good Standing Certificates. Marquee shall have delivered to the Shareholders:

     (a) copies of the Certificate of Incorporation of Marquee, including all amendments thereto, certified by the Secretary of State of the State of Nevada; and

     (b) certificates from the Secretary of State of the State of Nevada to the effect that Marquee is in good standing in such State and listing all charter documents, including all amendments thereto, of Marquee on file.

     6.3 Truth of Representations and Warranties. The representations and warranties of Marquee contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Marquee shall have delivered to Progressive a certificate, dated the Closing Date, to such effect.

     6.4 Governmental Approvals. Except with respect to telecommunications licenses, all governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received. It is understood that Marquee will be required to cooperate with Progressive to seek necessary regulatory approvals for the change in ownership and control of Progressive and its subsidiaries.

     6.5 Performance of Agreements. All of the agreements of Marquee to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and Marquee shall have delivered to Progressive a certificate, dated the Closing Date, to such effect.

     6.6 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Progressive and its counsel, and Progressive shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     6.7 Forgiveness of Smith Indebtedness. Forgiveness of the debt set forth in Section 5.8.

     6.8  Forgiveness of Brown Indebtedness and Cancellation of
Employment Contract.   The transactions contemplated by Section
5.9 shall have been consummated.

     6.9 Lock-Up Agreement and Issuance of Warrants. The transactions contemplated by Section 5.10 shall have been consummated.

     6.10  Board Representation.    At Closing all present
directors of Marquee shall resign and not less than five persons designated by Progressive shall be appointed to the Board of Directors of Marquee.

     6.11 Closing. The transactions contemplated by this Agreement shall have been consummated by June 30, 1999.

                            ARTICLE 7

        COVENANTS OF OFFICERS AND DIRECTORS OF PROGRESSIVE
        --------------------------------------------------

     7.1 Non-Competition, Non-Interference. In consideration of the exchange of the Progressive Stock by Marquee, Barry Shevlin, Dr. Howard Tackett, Tom Chubokas and James C. Watson, each being an officer and/or director of Progressive (the "Progressive Parties") will not, whether for their own account or for the account of any other person, directly or indirectly:

     (a) except as referenced in Schedule 3.20, engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with or render services or advise to, any business, the products or services of which compete, in whole or in part, with the products or activities of Progressive within the geographical territories in which Progressive or a member of its consolidated group at the time up to the Closing Date has conducted its business.

     (b) solicit any potential customer or client to which Progressive or a member of its consolidated group has made a presentation, or with which Progressive or a member of its consolidated group has been in contact, not to hire Progressive or a member of its consolidated group, or to hire another company whether or not such Progressive Party had personal contact with such person during or by reason of his or its association with Progressive or a member of its consolidated group; or

     (c) solicit the business of any company which is a customer or client of Progressive or a member of its consolidated group or was its customer or client within two years prior to the date of this Agreement;

     (d) persuade or attempt to persuade any employee of Progressive or a member of its consolidated group, or any individual who was its employee during the two years prior to the date of this Agreement, to leave Progressive or a member of its consolidated group's employ, or to become employed by or otherwise be engaged as an independent consultant or otherwise for, any person other than Progressive or a member of its consolidated group; or

     (e) disclosure or use any confidential information of Progressive or any of their clients and customers. For purposes of this section "confidential information" with respect to any entity shall mean trade secrets concerning such entity's operations, future plans, projected and historical sales, marketing, costs, production growth and distribution, any customer lists, customer information or other information relating to the products or services, whether patentable or not, concerning the business of such entity as conducted prior to the Closing Date.

     (f) this section shall be construed in accordance with each individuals' respective employment agreement. In case of a conflict, the individuals' employment agreement will be controlling.

     7.2 Construction. It is the desire and intent of the parties to this Agreement that the provisions of Section 7.1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of Section 7.1 shall be adjudicated to be invalid or unenforceable, for any reason, including, without limitation, the geographic or business scope or duration thereof, such provision shall be construed in such a way, with court approval, as to make it valid and enforceable to the maximum extent possible. Any validity or unenforceability of any provision of this Agreement shall attach only to such provision and shall not effect or render invalid any other provision of this Agreement or any other agreement or instrument.

     7.3 Enforcement. The parties recognize that the performance of the obligations under Section 7 by Progressive Parties is special, unique and extraordinary in character, and that in the event of the breach by such Progressive Party of the terms and conditions of Section 7.1 to be performed, Progressive and/or Marquee would suffer irreparable harm for which there would be no adequate remedy at law. Accordingly, Progressive Parties agree that in such event, in addition to any other remedies which Progressive and/or Marquee may have in law or equity for money damages or other relief, Progressive and Marquee shall be entitled to temporary and/or injunctive relief, with the necessity of posting a bond in the amount of not less than $100,000 therefore but without proving damages, to enforce the provisions hereof.

     7.4 Certain Registrations. Progressive agrees to file and/or maintain effective registration statements under the Securities Act of 1933 with respect to shares of Marquee's Common
Stock issued or issuable:

     (a) to former officers and directors pursuant to the exercise of stock options or warrants;

     (b) to employees pursuant to other stock plans which are in effect on the date of the Agreement.


                            ARTICLE 8

         SURVIVAL OF REPRESENTATIONS; INDEMNITY; SET-OFF
         -----------------------------------------------

     8.1 Survival of Covenants and Agreements. The respective representations, warranties, covenants and agreements of the Shareholders, Progressive and Marquee contained in this Agreement, or any Schedule attached hereto or any agreement or document delivered pursuant to this Agreement shall survive for a period of two years from the consummation of the transactions contemplated hereby; provided, however, that the representations, warranties and agreements made with regard to taxes and ERISA matters shall survive until the applicable statutes of limitations have expired; and provided further, however, that with respect to any covenant, term or provision to be performed hereunder or in any of the Schedules hereto or any documents or agreements delivered hereunder, the right of indemnification under this Article 8 shall survive until such covenant, term or provision has been fully paid, performed or discharged.

     8.2  Indemnification.

     (a) Progressive agrees to indemnify and hold Marquee and their officers, directors, shareholders, employees, affiliates and agents harmless from damages, losses, liabilities, assessments, judgments, costs or expenses (including, without limitation, penalties, interest and reasonable counsel fees and expenses), (each a "Claim"), in excess of $100,000 in the aggregate, as a result of or arising out of the breach of any representation or warranty made by the Shareholders and/or Progressive or the failure of any representation or warranty made by Shareholders and/or Progressive in this Agreement or in any Schedule attached hereto or any document or agreement delivered hereunder to be true and correct in all respects as of the date of this Agreement and as of the Closing Date or the non-performance by The Shareholders and/or Progressive of any covenant, term or provision to be performed by it hereunder or in any of the documents or agreements delivered hereunder which may be imposed or sought to be imposed on Marquee or Progressive.

     (b) Marquee agrees to indemnify and hold the Shareholders and Progressive and each of their officers, directors, shareholders, employees, affiliates and agents harmless from damages, losses or expenses (including, without limitation, reasonable counsel fees and expenses) in excess of $100,000, in the aggregate, suffered or paid, directly or indirectly, as a result of or arising out of the failure of any representation or warranty made by Marquee in this Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date.

     (c) Marquee's and Progressive's right to indemnification as provided in this Section 8.2 shall not be eliminated, reduced or modified in any way as a result of the fact that (i) Marquee or Progressive has notice of a breach or inaccuracy of any representation, warranty or covenant contained herein; (ii) Marquee has been provided with access, as requested by Marquee, to officers and employees of Progressive or any member of its consolidated group and such of Progressive's books, documents, contracts and records as has been provided to Marquee in response to Marquee's requests.

     8.3  Conditions of Indemnification.

     (a) A party entitled to indemnification hereunder (the "Indemnified Party") shall notify the party or parties liable for such indemnification (the "Indemnified Party") in writing of any Claim or potential liability for Taxes ("Tax Claim") which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Such notice shall be given within a reasonable (taking into account the nature of the Claim or Tax Claim) period of time after the Indemnified Party has actual knowledge thereof. The Indemnifying Party shall satisfy its obligations under this Article 8 within forty days after receipt of subsequent written notice from the Indemnified Party if an amount is specified therein, or promptly following receipt of subsequent written notice or notices specifying the amount of such Claim or Tax Claim additions thereto; provided, however, that for so long as the Indemnifying Party is in good faith defending a Claim or Tax Claim pursuant to Section 8.3(b) hereof, its obligation to indemnify the Indemnified Party with respect thereto shall be suspended (other than with respect to any costs, expenses or other liabilities incurred by the Indemnified Party prior to the assumption of the defense by the Indemnifying Party). Failure to provide a notice of Claim or Tax Claim within the time period referred to above shall not constitute a defense to a

          Claim or Tax Claim or release the Indemnifying Party from any obligation hereunder to the extent that such failure does not prejudice the position of the Indemnifying Party.

     (b) If the facts giving rise to any such indemnification involve any actual, threatened or possible Claim or demand or Tax Claim by any person not a party to this Agreement against the Indemnified Party, the Indemnifying Party shall be entitled to contest or defend such Claim or demand Tax Claim at its expense and through counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party, such right to contest or defend shall only apply if the Indemnifying Party gave written notice of its intention to assume the contest and defense of such Claim or demand Tax Claim to the Indemnified Party as soon as practicable, but in no event more than thirty days after receipt of the notice of Claims or Tax Claim, and provided the Indemnified Party with appropriate assurances as to the creditworthiness of the Indemnifying Party, and that the Indemnifying Party will be in a position to pay all fees, expenses and judgments that might arise out of such Claim or demand Tax Claim. The Indemnified Party shall have the obligation to cooperate in the defense of any such Claim or demand Tax Claim and the right, at its own expense, to participate in the defense of any Claim or Tax Claim. So long as the Indemnifying Party is defending in good faith any such Claim or demand Tax Claim asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such Claim or demand Tax Claim. The Indemnifying Party shall have the right to settle or compromise any such Claim or demand Tax Claim without the consent of the Indemnified Party at any time utilizing its own funds to do so if in connection with such settlement or compromise the Indemnified Party is fully released by the third party and is paid in full any indemnification amounts due hereunder. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third party Claim or demand Tax Claim and shall otherwise cooperate, at the expense of the Indemnifying Party, in the defense thereof in such manner as the Indemnifying Party may reasonably request. Whether or not the Indemnifying Party elects to defend such Claim or demand Tax Claim, the Indemnified Party shall have no obligation to do so.

                            ARTICLE 9

                          MISCELLANEOUS
                          -------------

     9.1 Knowledge of the Shareholders, Progressive or Marquee. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge, information and belief of the Shareholders, Progressive or Marquee and the Shareholders and Marquee, as the case may be, confirm that they have made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

     9.2 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

     9.3 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Florida applicable to agreements executed and to be performed solely within such State without regard to conflicts of laws.

     9.4 Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Florida, or in the United States District Court for the Tampa-Clearwater area, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The prevailing party or parties in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

     9.5 Captions. The Article and Section captions used herein for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     9.6 Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of Marquee and Progressive to the contents and the manner of presentation and publication thereof. The parties hereto agree that the execution of this Agreement requires the release of information to the financial press concerning this acquisition and accordingly agree to promptly issue a press release mutually acceptable to Progressive and Marquee and to file a Form 8-K report with the Securities and Exchange Commission containing this agreement and all exhibits and schedules hereto.

     9.7 Notices. Any notice or other communication required or permitted hereunder shall be deemed sufficiently given when delivered in person, one business day after delivery to a reputable overnight carrier, four business days if delivered by registered or certified mail, postage prepaid or when sent by telecopy with a copy following by hand or overnight carrier or mailed, certified or registered mail, postage prepaid, addressed as follows:

     If to Marquee:

          Marquee Entertainment, Inc.
          6404 Wilshire Boulevard, Suite 550
          Los Angeles, CA  90048

     with a required copy to:

          Sommer & Schneider LLP
          600 Old Country Road, Suite 535
          Garden City, NY  11530

     If to Progressive:

          Progressive Telecommunications Corporation
          601 Cleveland Street, Suite 930
          Clearwater, FL  33755

     With a copy to:

          Lee Young, Esq.
          P.O. Box 548
          Union, MO  63084

     9.8 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     9.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     9.10 Entire Agreement. This Agreement, including the Schedules hereto and the other documents referred to herein which form a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     9.11 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by Marquee, the Shareholders and Progressive.

     9.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     9.13 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereof.

     9.14 Cooperation After Closing. From and after the Closing Date, each of the parties hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.


                            ARTICLE 10

                            COVENANTS
                            ---------

     10.1 Access to Information. Each of Progressive and Marquee agrees that, prior to the Closing Date, the other party hereto shall be entitled, through its officers, employees and representatives (including, without limitation, its legal and financial advisors and accountants), to make such investigation of the properties, businesses and operations of Progressive or Marquee and their respective subsidiaries, as applicable, and such examination of the books, records and financial condition of Progressive or Marquee (and their respective subsidiaries), as applicable, as such other party reasonably requests and to make copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and each of Progressive and Marquee shall cooperate, and shall cause their respective subsidiaries to cooperate, fully therein. No investigation by Progressive or Marquee prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the other party thereto contained in this Agreement or any other agreements or certificates in connection with the transactions contemplated by this Agreement. In order that each of Marquee and Progressive may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of Progressive or Marquee (and their respective subsidiaries), as applicable, Progressive and Marquee shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of Progressive or Marquee, as applicable, to cooperate fully with such representatives in connection with such review and examination.

     10.2 Conduct of Marquee's and Progressive's Respective
Businesses Pending the Closing.

     (a) Prior to the Closing Date, except as otherwise expressly contemplated by this Agreement, Progressive and the members of its consolidated group shall and Marquee shall, and shall cause its subsidiaries to:

            (i) conduct its business only in the ordinary course consistent with past practice;

           (ii) use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill, (B) preserve its present relationship with Persons having business dealings with it, and (C) take such actions as may be reasonably necessary to maintain in good standing all FCC licenses with respect to any Systems, permits or authorizations, as applicable;

          (iii) maintain (A) all its assets and properties in their current condition, ordinary wear and tear excepted, and (B) insurance upon all of its properties and assets in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

           (iv) (A) maintain its books, accounts and records in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts (other than in the ordinary course of business), and
                 (C) comply with all contractual and other obligations applicable to its operations; and

            (v)  comply in all material respects with applicable
                 Laws.

     (b) Prior to the Closing Date, except as otherwise expressly contemplated by this Agreement, Progressive and the members of its consolidated group shall not and Marquee shall not, and shall cause its subsidiaries not to:

             (i) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock;

            (ii) (A) in the case of Marquee, transfer, issue (except issuances of shares upon the exercise of outstanding warrants, options and convertible debentures), sell or dispose of any shares of its capital stock or other securities of itself or its subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of itself or any of its subsidiaries; (B) in the case of Progressive, issue, sell or dispose of any shares of its capital stock or other securities of itself or its subsidiaries for a consideration of less than $2.25 per share or grant options, warrants, calls or other rights to purchase any capital stock of itself or any of its subsidiaries.

           (iii) effect any recapitalization, reclassification, stock split or like change in its capitalization except, in the case of Marquee, as may be required to authorize the issuance of the Shares (including securities convertible into shares of Marquee Stock);

            (iv) amend its certificate of incorporation, by-laws, memorandum or articles of association or similar organizational documents, except that Marquee may amend its certificate of incorporation solely for the purposes of reverse splitting and authorizing the Shares as contemplated by this Agreement, or changing the name of Marquee so as to add the words "Progressive Telecommunications" thereto and Marquee may amend its certificate of incorporation to increase the number of authorized shares as necessary to permit Marquee to consummate the transactions contemplated hereby;

             (v) (A) materially increase the annual level of compensation of nay employee, (B) increase the annual level of compensation payable or to become payable by it or any of its subsidiaries to any of their respective executive officers,
                  (C) grant any bonus, benefit or other direct or indirect compensation to any employee, director or consultant, other than in the ordinary course consistent with past practice, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of its or its subsidiaries' directors, officers, employees, agents or representatives or otherwise modify or amend or terminate any such plan or arrangement;

            (vi) except (A) for trade payables and (B) for pledges of assets and indebtedness for borrowed money which do not exceed, individually or in the aggregate, $1,000,000 (it being understood that(1) such amount shall not include indebtedness existing or assets pledged prior to the date of this Agreement and (2) the transaction value of any asset pledges shall be deemed to be equal to the fair market value of the assets pledged in such transaction), borrow monies of any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person;

           (vii)  except as may be permitted pursuant to clause
                  (vi) above, subject to any lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted and in the ordinary course of business), any of its properties or assets (whether tangible or intangible);

          (viii) acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of its FCC authorizations, FCC licenses, or material properties or assets, or its rights to any of the foregoing or to any FCC licenses issued to or held by other Persons (except for fair consideration in the ordinary course of business consistent with past practice), or in the case of Progressive, take any action, other than in the exercise of its reasonable business judgment, that causes, or take any action that could reasonably be expected to cause, the FCC licensees with respect to any System to cancel, assign, transfer or otherwise dispose of their FCC license in a manner that would be adverse to Marquee;

            (ix) cancel or compromise any debt or claim or waive or release any material right except in the ordinary course of business consistent with past practice;

             (x) other than, in the case of Progressive, capital expenditures necessary for the build-out of telecommunication systems pursuant to Progressive's contractual obligations, enter into any commitment for capital expenditures in excess of $250,000 for any individual commitment and $1,000,000 for all commitments in the aggregate;

            (xi) enter into, modify or terminate any labor or collective bargaining agreement or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization;

           (xii) enter into any transaction or make or enter into any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

          (xiii) transfer any funds or assets to any of its officers and directors, which funds and assets are, in the aggregate, worth in excess of $25,000, except for the purchase of goods and services from any such officer or director in the ordinary course of business at the fair market value for such goods and services;

           (xiv)  agree to do anything prohibited by this Section
                  10.2 or anything which would make any of the representations and warranties of Marquee or the Progressive in this Agreement or Marquee

                  Documents or Progressive Documents untrue or incorrect in any material respect as of any time through and including the Closing Date.

     10.3  Consents and Approvals.

     (a) Progressive and Marquee shall use their respective best efforts, and shall cooperate with each other, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement; provided, however, that neither Progressive nor Marquee shall be obligated to pay any consideration (except for filing fees) therefore to any third party from whom consent or approval is requested.

     (b) Promptly following the date of this Agreement, Marquee shall prepare and file with the Securities and Exchange Commission an information statement and related solicitation materials relating to taking corporate actions without the benefit of a meeting to approve the issuance of Marquee Shares pursuant hereto (such information statement, as amended or supplemented from time to time, being hereinafter referred to as the "Information Statement"), and shall use its best efforts to cause the Information Statement to be mailed to its stockholders at such time and in such manner as permits the notification to be sent as promptly as practicable. Progressive shall furnish all information as may be reasonably requested by Marquee and, in any case, as required with respect to Marquee by Regulation 14A under the Securities Exchange Act of 1934, as amended, for inclusion in the Information Statement. The information provided by Marquee and Progressive, respectively, for use in the Information Statement shall, on the date when the Information Statement is first mailed to Marquee's stockholders, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein not misleading, and Marquee and Progressive each agree to promptly correct any information provided by it for use in the Information Statement which shall have become false or misleading.

     (c) Marquee shall notify its shareholders that the Board of Directors have approved, among other matters, the issuance of the Marquee Shares pursuant hereto. Marquee, through its Board of Directors, shall vote its stock for approval of the foregoing; provided, however, that if Marquee's Board of Directors determines, in its good faith judgment after consultation with independent legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law, Marquee's Board of Directors may withdraw their votes. The Information Statement shall comply as to form in all material respects with all applicable requirements of the Securities Exchange Act of 1934, as amended, and no amendment or supplement to the Information Statement shall be made by Marquee without the prior written approval of Progressive unless Marquee determines such amendment or supplement is required by law.

     10.4  Other Actions.

     (a) Each of Progressive and Marquee shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

     (b) Marquee shall use its best efforts to assure that, prior to the Closing, the Marquee Shares have remained quoted on the NASDAQ OTC-Bulletin Board, subject to official notice of issuance.

     10.5 Publicity. Neither Progressive nor Marquee shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgement of Marquee or Progressive, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which Marquee or Progressive (or any Affiliates thereof) lists securities; provided that, to the extent required by applicable Law, the party intending to make such release shall use commercially reasonable efforts consistent with such applicable Law to consult wit the other party with respect to the text thereof.

     10.6 Tax and Accounting Matters. Within 60 days following the date hereof, Progressive will deliver to Marquee (i) the Interim Statements, together with an unqualified audit report thereon by Progressive's independent public accountants and (ii) an unaudited pro forma consolidated balance sheet of Progressive and its subsidiaries as at May 30, 1999 after giving effect to the transactions contemplated by this Agreement.

[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, each of Marquee, the Shareholders and
Progressive have executed this Agreement, all as of the day and year first above written.

          MARQUEE ENTERTAINMENT, INC.


          By:      /s/ Harold Brown
                  -----------------------
          Title:  President
                  -----------------------

          PROGRESSIVE TELECOMMUNICATIONS CORPORATION


          By:     /s/ Tom Chubokas
                  -----------------------
          Title:  President
                  -----------------------

THE SHAREHOLDERS:                               No. of Shares of
                                                  Progressive


/s/ Tom Chubokas                                   1,174,749
-------------------------
Tom Chubokas



/s/ James C. Watson                                  644,679
-------------------------
James C. Watson



/s/ Jon Gilbert                                      143,262
-------------------------
Jon Gilbert



/s/ Tony Ciancaglini                                 143,262
-------------------------
Tony Ciancaglini



/s/ Dale Lewis                                       143,262
-------------------------
Dale Lewis

THE SHAREHOLDERS:                               No. of Shares of
                                                   Progressive


/s/ Lee Young                                        286,524
-------------------------
Lee Young


/s/ Barry Shevlin                                    700,000
-------------------------
Barry Shevlin


/s/ Robert Thompson                                  512,000
-------------------------
Robert Thompson


First Dominion Venture Trust                         400,000


By:    /s/ Dan L. Wey
      ----------------------
Name: Dan L. Wey
      ----------------------


Millennium Media Ltd.                                217,995


By:    /s/ David Antoniac
      ----------------------
Name: David Antoniac
      ----------------------


/s/ Dr. Howard C. Tackett                            188,000
-------------------------
Dr. Howard C. Tackett


/s/ Barry Greenwood                                  150,000
-------------------------
Barry Greenwood


/s/ Mark Goodman                                     150,000
-------------------------
Mark Goodman

THE SHAREHOLDERS:                               No. of Shares of
                                                  Progressive


I.R. Firm, Inc.                                       40,000



By:    /s/ Eric B. Wey
      ----------------------
Name: Eric B. Wey
      ----------------------


/s/ Scott Hooten                                      20,240
-------------------------
Scott Hooten


/s/ David Yates                                       20,000
-------------------------
David Yates


Total                                              4,933,973
                                                   =========

                          EXHIBIT 99.1
                          ------------

FOR IMMEDIATE RELEASE

Contact:  Harold Brown of Marquee Entertainment, Inc. (323)
          782-0090
          Barry Shevlin of Progressive Telecommunications
          Corporation (727) 466-9898

Los Angeles, California - June 8, 1999 - Marquee Entertainment, Inc. (OTC - Bulletin Board - MQUE) and Progressive Telecommunications Corporation announced today that they have entered into a definitive Securities and Exchange Agreement, providing for the acquisition by Marquee Entertainment of all of the shares of Progressive Telecommunications for an aggregate of 45,000,000 common shares and common share equivalents of Marquee Entertainment.

The agreement, which was approved by Marquee Entertainment's and Progressive Telecommunication's board of directors, provides for Marquee Entertainment to amend its certificate of incorporation to change its name to Progressive Telecommunications and authorize a 1 for 5 reverse split. Accordingly, after the amendment, the new combined entity will have approximately 10,000,000 shares issued and outstanding.

The transaction will be two-tiered, with shareholders owning in excess of 80% of Progressive exchanging their shares for Marquee shares at the first closing. Thereafter Marquee will file a registration statement under the Securities Act of 1933 and Proxy Statement to offer the remaining shareholders of Progressive and its majority owned subsidiary, CCC Communications Corp., shares of the combined entity's stock in statutory consolidation on the same exchange ratio as was provided for the shareholders owning 80% of Progressive. No offer can be made to the remaining shareholders until the registration is effective.

Progressive Telecommunications is a certified reseller of local, long distance and international telecommunication services, offering a complete array of communications and enhanced computer-telephone services to carriers and other participants in telecommunications service distribution and resale, and to commercial and residential customers in the form of long distance, calling card, virtual office and wireless service, such as cellular and paging. The Company, as a switched-based carrier, has established an objective to become a global provider of integrated telecommunications services to wholesale and commercial markets. From personal communications management to global connectivity, Progressive will utilize intelligent technologies such as computer-telephony integration, to fashion its existing and future capabilities, services and technologies into customized, high-value solutions to meet the specific needs of its customer. Progressive's consolidated revenues for the year ended December 31, 1998 was approximately $6,000,000.

Statements that are not historical facts, including statements about confidence and strategies and business expectations relating thereto are forward looking statements that involve risks and uncertainties that could significantly impact Marquee. These include the factors that are discussed from time to time in Marquee's filing with the Securities and Exchange Commission.